Exhibit 99.1

CONTACTS:

Robert Herta
(248) 435-1185
robert.herta@meritor.com

Christy Daehnert
(248) 435-9426
christy.daehnert@meritor.com

Meritor Completes Offering of New Convertible Senior Notes and
Repurchase of a Portion of Existing Convertible Senior Notes
due 2026

TROY, Mich., (Dec. 4, 2012) – Meritor, Inc. (NYSE: MTOR) today announced the closing of its offering of $250 million aggregate principal amount at maturity of its 7.875% convertible senior notes due 2026 (the “7.875% notes”), which includes $25 million aggregate principal amount at maturity of 7.875% notes issued pursuant to the initial purchasers’ exercise in full of their option to purchase additional 7.875% notes. The offering was made to qualified institutional buyers in a private placement. The 7.875% notes have an initial principal amount of $900 per note and will accrete to $1,000 per note on December 1, 2020. The 7.875% notes also bear interest at a rate of 7.875% per year on the principal amount at maturity of the 7.875% notes, rank equally in right of payment to all of Meritor’s existing and future senior unsecured indebtedness and mature on March 1, 2026.

     The company used the net proceeds of approximately $218.1 million from the offering of the 7.875% notes (after discounts and estimated offering expenses) and additional cash to acquire a portion of its outstanding 4.625% convertible senior notes due 2026 (the “4.625% notes”) in transactions that settled concurrently with the closing of the 7.875% note offering. Approximately $245 million of $300 million principal amount of the 4.625% notes were acquired for an aggregate purchase price of approximately $235.7 million (including accrued interest). On or after March 1, 2016, the company may redeem the remaining 4.625% notes at its option, in whole or in part, at a redemption price in cash equal to 100% of the accreted principal amount of the 4.625% notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Further, holders may require the company to purchase all or a portion of their 4.625% notes at a purchase price in cash equal to 100% of the accreted principal amount of the 4.625% notes to be purchased, plus accrued and unpaid interest, on specified dates beginning on March 1, 2016 or upon certain fundamental changes.

     The 7.875% notes are convertible in certain circumstances into cash up to the principal amount at maturity of the note surrendered for conversion. For the remainder of Meritor’s conversion obligation, if any, in excess of the principal amount at maturity, the 7.875% notes will be convertible into cash, shares of Meritor common stock or a combination of cash and common stock, at Meritor’s election, subject to certain limitations. The initial conversion rate, subject to adjustment, is equivalent to 83.3333 shares of common stock per $1,000 principal amount at maturity of the 7.875% notes. This represents an initial conversion price of approximately $12.00 per share. On or after December 1, 2020, the company may redeem the 7.875% notes at its option, in whole or in part, at a redemption price in cash equal to 100% of the principal amount at maturity of the 7.875% notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Further, holders may require the company to purchase all or a portion of their 7.875% notes at a purchase price in cash equal to 100% of the principal amount at maturity of the 7.875% notes to be purchased, plus accrued and unpaid interest, on December 1, 2020 or upon certain fundamental changes.

     The 7.875% notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

About Meritor
     Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets. With more than a 100-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers in more than 70 countries. Meritor is based in Troy, Mich., United States, and is made up of approximately 10,000 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 19 countries. Meritor common stock is traded on the New York Stock Exchange under the ticker symbol MTOR.

Forward-Looking Statements
     This press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to reduced production for certain military programs and our ability to secure new military programs as our primary military programs wind down by design in future years; reliance on major original equipment manufacturer (“OEM”) customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to adjust their demands in view of rapid changes in production levels; global economic and market cycles and conditions, including a slower than anticipated recovery from the recent global economic crisis; availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; our ability to manage possible adverse effects on our European operations, or financing arrangements related thereto, in the event one or more countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); rising costs of pension and other postretirement benefits; the ability to achieve the expected benefits of restructuring actions; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle productions in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability, warranty and recall claims; and possible changes in accounting rules; as well as other substantial costs, risks and uncertainties, including but not limited to those detailed herein and in our filings with the SEC. These forward-looking statements are made only as of the respective dates on which they were made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

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